Exhibit 10.7

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions."

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License Agreement

This LICENSE AGREEMENT (“Agreement”) is entered into as of October 20, 2015 (“Effective Date”) by and between REGENXBIO Inc., a corporation organized under the laws of the State of Delaware, with offices at 9712 Medical Center Drive, Suite 100, Rockville, MD 20850, USA (“Licensor”), and Annapurna Therapeutics Limited organized under the laws of Ireland, with offices at 14 Taney Hall, Eglinton Terrace, Dundrum Dublin D14 C7F7, Ireland (“Licensee”). Licensor and Licensee are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor has rights under the Licensed Patents (as defined herein) pertaining to certain recombinant adeno-associated virus vectors; and

WHEREAS, Licensee desires to obtain from Licensor certain licenses under the Licensed Patents under the terms set forth herein;

NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1: DEFINITIONS

1.1“AAVrh10” means (a) the recombinant adeno-associated virus serotype rh10 vector with the specified sequence set forth in GenBank [***]; and (b) any recombinant adeno-associated virus derivatives of such serotype rh10 vector that are covered by the claims of the Licensed Patents.

1.2“AATD Field” means the treatment of alpha-1 anti-trypsin deficiency (“AATD”) in human beings by in vivo gene therapy using AAVrh10 delivering a gene encoding human alpha-1 antitrypsin.

1.3“AAVrh10 Product” means any product that incorporates, uses, is based upon or is derived from AAVrh10.

1.4“Affiliate” means any legal entity directly or indirectly, during the Term, controlling, controlled by, or under common control with another entity. For purposes of this Agreement, “control” means the direct or indirect ownership of more than 50% of the outstanding voting securities of a legal entity, or the right to receive more than 50% of the profits or earnings of a legal entity, or the right to control the policy decisions of a legal entity. An entity may be or become an Affiliate of an entity and may cease to be an Affiliate of an entity, in each case, during the Term.

1.5“Allergy Field” means the treatment of allergy in human beings by in vivo gene therapy using AAVrh10 delivering a gene encoding an anti-IgE antibody.

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1.6“Calendar Quarter” means each three-month period or any portion thereof, beginning on January 1, April 1, July 1, and October 1.

1.7“Change of Control” means (i) any transaction or series of related transactions following which the holders of Licensee’s capital stock or membership or equity interests immediately prior to such transaction or series of related transactions collectively are the owners of less than 50% of the outstanding equity interests of Licensee entitled to (a) vote with respect to the election of directors (or positions having a similar function) or (b) receive the proceeds upon any sale, liquidation or dissolution of Licensee; (ii) a sale, transfer, or other disposition, in a single transaction or series of related transactions, of all or a material portion of Licensee’s interest in the Licensed Product; (iii) a sale, transfer, or other disposition, in a single transaction or series of related transactions, of all or a material portion of Licensee’s right title, or interest in its assets taken as a whole; (iv) an initial public offering of the stock of Licensee; or (v) the merger of Licensee with a Third Party by operation of law or otherwise.

1.8“Commercial Field” means (a) AATD Field; and (b) if and when an Indication Option is exercised for the Option Field by Licensee pursuant to Section 2.2, the treatment of human beings in the Option Field.

1.9“Confidential Information” means and includes all technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, animate and inanimate materials, data, processes, finances, business operations or affairs, and other proprietary ideas, whether or not patentable or copyrightable, of either Party that are (a) marked or otherwise identified as confidential or proprietary at the time of disclosure in writing; or (b) if disclosed orally, visually, or in another non-written form, identified as confidential at the time of disclosure and summarized in reasonable detail in writing as to its general content within 30 days after original disclosure. The Parties acknowledge that (i) the terms and conditions of this Agreement and (ii) the records and reports referred to in Section 3.9 will be deemed the Confidential Information of both Parties, regardless of whether such information is marked or identified as confidential. Notwithstanding the foregoing, Confidential Information will not include the following, in each case, to the extent evidenced by competent written proof of the Receiving Party:

1.9.1  information that was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

1.9.2  information that was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

1.9.3  information that became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of the Receiving Party in breach of this Agreement;

1.9.4  information that is independently discovered or developed by the Receiving Party without the use of Confidential Information of the Disclosing Party; or

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1.9.5  information that was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

1.10 “Development Progress Report” has the meaning set forth in Section 4.2.

1.11 “Disclosing Party” has the meaning set forth in Section 5.1.

1.12 “Domain Antibody” [***]

1.13 “FDA” means the United States Food and Drug Administration, or a successor agency in the United States with responsibilities comparable to those of the United States Food and Drug Administration.

1.14 “Financing Term” has the meaning set forth in Section 4.1.2.

1.15 “GSK Agreement” means that certain License Agreement entered into between Licensor and SmithKline Beecham Corporation, effective on March 6, 2009, as amended by that certain Amendment to License Agreement dated April 15, 2009, and as amended from time to time.

1.16 “Indication Option” has the meaning set forth in Section 2.2.

1.17 “Licensed Patents” means (a) all United States patents and patent applications listed in Exhibit A, including patents arising from such patent applications; and (b) any re-examination certificates thereof, and (c) the foreign counterparts of the patents and patent applications in subsection (a) and (b) and extensions, continuations, divisionals, and re-issue applications; provided that “Licensed Patents” will not include any claim of a patent or patent application covering any Manufacturing Technology.

1.18 “Licensed Product” means (a) any AAVrh10 Product that is made, made for, used, sold, offered for sale, or imported by Licensee, its Affiliates, and any of its or their Sublicensees, the manufacture, use, sale, offer for sale, or import of which product, in the absence of the license granted pursuant to this Agreement, would infringe or is covered by at least one Valid Claim of the Licensed Patents in the country of manufacture, use, sale, offer for sale, or import, including products manufactured by a process that would infringe or is covered by at least one Valid Claim of the Licensed Patents in the country of manufacture, use, sale, offer for sale, or import or (b) any service sold by Licensee, its Affiliates, and any of its or their Sublicensees with respect to the administration of any AAVrh10 Product to patients that in the absence of the license granted pursuant to this Agreement, would infringe or is covered by at least one Valid Claim of the Licensed Patents in the country of sale.

1.19 “Licensee Inventions” means any new or improved composition of matter, process, method, formula, information, product, invention (whether or not patentable or otherwise protectable), discovery, idea, material, or other know-how that, during the term of this Agreement, is first discovered, produced, conceived, or reduced to practice by or on behalf of Licensee or any of its Sublicensees in connection with the exercise of any rights granted under this Agreement that relate to or are applicable to the inventions claimed in the Licensed Patents.

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1.20 “Manufacturing Technology” means any and all patents, patent applications, know-how, and all intellectual property rights associated therewith that are owned or controlled.by Licensor, and including all tangible embodiments thereof, that claim, cover or relate to the manufacture of adeno-associated viruses, adeno-associated virus vectors, research or commercial reagents related thereto, Licensed Products, or other products, including manufacturing processes, technical information relating to the methods of manufacture, protocols, standard operating procedures, batch records, assays, formulations, quality control data, specifications, scale up methods, any and all improvements, modifications, and changes thereto, and any and all activities associated with such manufacture. Any and all chemistry, manufacturing, and controls (CMC), drug master files (DMFs), or similar materials provided to regulatory authorities and the information contained therein are deemed Manufacturing Technology.

1.21 “Marketing Authorization” means all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport, marketing and sale of Licensed Products in a country or regulatory jurisdiction.

1.22 “NDA” means a New Drug Application filed with the FDA as described in 21 C.F.R. § 314, a Biological License Application (“BLA”) pursuant to 21 C.F.R. § 601.2, or any equivalent or any corresponding application for regulatory approval in any country or regulatory jurisdiction other than the United States.

1.23 “Net Sales” means the gross receipts from sales or other disposition of a Licensed Product (including fees for services within the definition of “Licensed Product”) by Licensee and/or its Affiliates and/or any Sublicensees to Third Parties less the following deductions that are directly attributable to a sale, specifically and separately identified on an invoice or other documentation and actually borne by Licensee, its Affiliates, or any Sublicensees: [***]. In the event consideration other than cash is paid to Licensee, its Affiliates, or any Sublicensees, for purposes of determining Net Sales, the Parties shall use the cash consideration that Licensee, its Affiliates, or any Sublicensees would realize from an unrelated buyer in an arm’s length sale of an identical item sold in the same quantity and at the time and place of the transaction, as determined jointly by Licensor and Licensee based on transactions of a similar type and standard industry practice, if any.

1.24 “Option Field” means the Allergy Field subject to Licensee’s exercise of the Indication Option pursuant to Section 2.2.

1.25 “Option Term” means the period beginning on the Effective Date and ending on the first anniversary of the Effective Date.

1.26 “Penn Agreement” means that certain License Agreement entered into between Licensor and The Trustees of the University of Pennsylvania, effective on February 24, 2009, as amended by that letter agreement dated March 6, 2009 and by that certain Second Amendment to License Agreement effective on September 9, 2014, and as amended from time to time.

1.27 “Phase 3 Clinical Trial” means a pivotal clinical trial in humans performed to gain evidence with statistical significance of the efficacy of a product in a target population, and to

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obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of an NDA and to provide an adequate basis for physician labeling, as described in 21 C.F.R. § 312.21(c) or the corresponding regulation in jurisdictions other than the United States.

1.28 “Prosecute” means preparation, filing, and prosecuting patent applications and maintaining patents, including any reexaminations, reissues, oppositions, inter partes review, and interferences.

1.29 “Qualified Financing” means any combination of (i) the sale of any equity securities (or securities convertible into or exercisable for equity securities) and (ii) unrestricted grants or gifts.

1.30 “Receiving Party” has the meaning set forth in Section 5.1.

1.31 “REGENX Licensors” means SmithKline Beecham Corporation (or any successor thereto under the GSK Agreement) and The Trustees of the University of Pennsylvania (or any successor thereto under the Penn Agreement).

1.32 “Retained Rights” has the meaning set forth in Section 2.3.

1.33 “Sublicensee” means (i) any Third Party or Affiliate to whom Licensee grants a sublicense of some or all of the rights granted to Licensee under this Agreement as permitted by this Agreement; and (ii) any other Third Party or Affiliate to whom a sublicensee described in clause (i) has granted a further sublicense as permitted by this Agreement.

1.34 “Third Party” means any person or entity other than a Party to this Agreement or Affiliates of a Party to this Agreement.

1.35 “Valid Claim” means a claim of an issued and unexpired patent (including any patent claim the term of which is extended by any extension, supplementary protection certificate, patent term restoration, or the like) included within the Licensed Patents or a claim of a pending patent application included within the Licensed Patents, which has not lapsed, been abandoned, been held revoked, or been deemed unenforceable or invalid by a non-appealable decision or an appealable decision from which no appeal was taken within the time allowed for such appeal of a court or other governmental agency of competent jurisdiction.

ARTICLE 2: LICENSE GRANTS

2.1Exclusive License Grant. Subject to the terms and conditions of this Agreement, including the Retained Rights, Licensor hereby grants to Licensee an exclusive, sublicensable (as provided in Section 2.5 only), non-transferable (except as provided in Section 10.2), royalty-bearing, worldwide license under the Licensed Patents to make, have made, use, import, sell, and offer for sale Licensed Products in the AATD Field, including, for the avoidance of doubt, the right to conduct research and development.

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2.2License Option.

2.2.1  Option. Subject to the terms and conditions of this Agreement during the Option Term, Licensor hereby grants to Licensee an exclusive option, exercisable at Licensee’s sole discretion, to obtain an exclusive, sublicensable (as provided in Section 2.5), non-transferable (except as provided in Section 10.2), royalty-bearing, worldwide license in the Option Field (an “Indication Option”) in accordance with the following provisions:

2.2.2  Method of Exercise. To exercise the Indication Option, Licensee must provide written notice to Licensor of its desire to include the Option Field in the Commercial Field under this Agreement and pay the fee specified in Section 3.4 prior to the end of the Option Term.

2.2.3  License Grant Upon Exercise. If Licensee exercises the Indication Option for the Option Field by providing such written notice, effective upon Licensor’s receipt of the fee described in Section 3.4 (the “Grant Date” for the Option Field ), subject to the terms and conditions of this Agreement, including the Retained Rights, Licensor shall be deemed to have granted to Licensee an exclusive, sublicensable (as provided in Section 2.5 only), nontransferable (except as provided in Section 10.2), royalty-bearing, worldwide license under the Licensed Patents to make, have made, use, import, sell, and offer for sale Licensed Products in the Option Field, including, for the avoidance of doubt, the right to conduct research and development.

2.2.4  Exercised Indication Option. For the avoidance of doubt, the foregoing license granted pursuant to Section 2.2.3 will be deemed granted on the Grant Date with respect to the Option Field. The Indication Option will terminate with respect to the Option Field at the end of the Option Term if Licensee fails to exercise the Indication Option during the Option Term, and Licensee will have no further rights under this Agreement with respect to the Option Field; provided that the termination of the Indication Option will not affect Licensee’s rights under this Agreement with respect to the license granted under Section 2.1.

2.3Retained Rights.

2.3.1  Except for the rights and licenses specified in Section 2.1 and, if applicable, Section 2.2.3, no license or other rights are granted to Licensee under any intellectual property of Licensor, whether by implication, estoppel, or otherwise and whether such intellectual property is subordinate, dominant, or otherwise useful for the practice of the Licensed Patents. Notwithstanding anything to the contrary in this Agreement, Licensor may use and permit others to use the Licensed Patents for any research, development, commercial, or other purposes inside or outside of the Commercial Field (other than to the extent of the exclusive license under Section 2.1 and if applicable, Section 2.2.3). Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, Licensee acknowledges and agrees to the following rights retained by Licensor and the REGENX Licensors (individually and collectively, the “Retained Rights”), whether inside or outside the Commercial Field:

2.3.1.1The rights and licenses granted in Section 2.1 and, if applicable, Section 2.2.3 shall not include any right (and Licensor and the REGENX Licensors retain the exclusive (even as to Licensee), fully sublicensable right) under the Licensed Patents to

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make, have made, use, sell, offer to sell, and import Domain Antibodies that are expressed by an adeno-associated vector, including AAVrh10.

2.3.1.2Licensor and the REGENX Licensors retain the following rights with respect to the Licensed Patents:

(a)

A non-exclusive, sublicensable right under the Licensed Patents to make, have made, use, sell, offer to sell, and import products that deliver RNA interference and antisense drugs using an adeno-associated vector, including AAVrh10; and

(b)

A non-exclusive right for the REGENX Licensors (which right is sublicensable by such licensors) to use the Licensed Patents for educational, research, development and other non-commercial purposes and to use the Licensed Patents for such licensors’ discovery research efforts with non-profit organizations and non-profit collaborators.

2.3.1.3The rights and licenses granted in Section 2.1 and, if applicable, Section 2.2.3 shall not include any right (and Licensor retains the exclusive (even as to Licensee), fully sublicensable right) under the Licensed Patents:

(a)

to conduct commercial reagent and services businesses, which includes the right to make, have made, use, sell, offer to sell, and import research reagents, including any viral vector construct; provided that, for clarity, the foregoing retained right does not give Licensor the right to conduct clinical trials in humans in the Commercial Field using AAVrh10; or

(b)

to use the Licensed Patents to provide services to any Third Parties; provided that Licensee’s license under Section 2.1 and, if applicable, Section 2.2.3 does include the right to provide services in connection with the administration of Licensed Products to patients.

2.3.1.4Licensor retains the fully sublicensable right under the Licensed Patents to grant non-exclusive research and development licenses to Affiliates and Third Parties; provided that such development rights granted by Licensor shall not include the right to conduct clinical trials in humans in the Commercial Field using AAVrh10 or any rights to sell products using AAVrh10 in the Commercial Field.

2.3.1.5The Trustees of the University of Pennsylvania may use and permit other non-profit organizations or other non-commercial entities to use the Licensed Patents for educational and research purposes, solely to the extent required under the terms and conditions of the Penn Agreement.

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2.4Government Rights. Licensee acknowledges that the United States government retains certain rights in intellectual property funded in whole or part under any contract, grant, or similar agreement with a federal agency. The license grants hereunder are expressly subject to all applicable United States government rights, including any applicable requirement that products that result from such intellectual property and are sold in the United States must be substantially manufactured in the United States.

2.5Sublicensing.

2.5.1  The license granted pursuant to Section 2.1 and, if applicable, Section 2.2.3 is sublicensable by Licensee to any Affiliates or Third Parties; provided that any such sublicense must comply with the provisions of this Section 2.5 (including Section 2.5.2).

2.5.2  The right to sublicense granted to Licensee under this Agreement is subject to the following conditions:

(a)

Licensee may only grant sublicenses pursuant to a written sublicense agreement with the Sublicensee; [***]. Licensor must receive written notice as soon as practicable following execution of any such sublicenses.

(b)

In each sublicense agreement, the Sublicensee must be required to comply with the terms and conditions of this Agreement to the same extent as Licensee has agreed and must acknowledge that Licensor is an express third party beneficiary of such terms and conditions under such sublicense agreement.

(c)	The official language of any sublicense agreement shall be English.
(d)	Within [***] after entering into a sublicense, Licensor must receive an unredacted copy of the sublicense written in the English language for Licensor’s records and to share with the REGENX Licensors.
(e)

Licensee’s execution of a sublicense agreement will not relieve Licensee of any of its obligations under this Agreement. Licensee is and shall remain [***] to Licensor for all of Licensee’s duties and obligations contained in this Agreement and for any act or omission of an Affiliate or Sublicensee that would be a breach of this Agreement if performed or omitted by Licensee, and Licensee will be deemed to be in breach of this Agreement as a result of such act or omission.

2.6Non-Exclusive License Under Licensee Inventions. Licensee hereby grants to Licensor a non-exclusive, worldwide, royalty-free, transferable, sublicensable, irrevocable, perpetual license under Licensee Inventions and any intellectual property rights with respect thereto to practice the Licensee Inventions in connection with AAVrh10, including, for avoidance of doubt, the right to conduct research and develop and commercialize products and services.

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2.7Improvements.

2.7.1  Licensee hereby grants to Licensor a non-exclusive, worldwide, royalty-free, transferable, sublicensable, irrevocable, perpetual license:

(a)	to use any Licensed Back Improvements (and any intellectual property rights with respect thereto) for purposes consummate in scope to the Retained Rights, and
(b)

to practice the Licensed Back Improvements (and any intellectual property rights with respect thereto) for any and all purposes, including the right to research, develop, make, have made, use, offer for sale, and sell products and services; provided that, during the term of this Agreement, Licensor shall have no right, under the license in this Section 2.7.1(b), to practice the Licensed Back Improvements with respect to AAVrh10 in the Commercial Field.

2.7.2  For purposes of this Agreement, “Licensed Back Improvements” means any patentable modifications or improvements developed by Licensee, any of its Affiliates, or any Sublicensees to any vector that is the subject of a claim within the Licensed Patents, which modification or improvement is developed by Licensee or any of its Affiliates during the term of this Agreement or by any Sublicensee during the term of any sublicense agreement with such Sublicensee.

2.7.3  Licensee agrees to provide prompt notice to Licensor upon the filing of any patent application covering any Licensee Inventions and/or any Licensed Back Improvement, together with a reasonably detailed description of or access to such Licensee Inventions and/or Licensed Back Improvement to permit the practice of any such invention and/or improvement.

2.8Covenants Regarding In-Licenses. During the term of this Agreement, without the prior written consent of Licensee, which consent shall not be unreasonably withheld, Licensor agrees not to exercise its right to terminate and will not amend either the GSK Agreement or Penn Agreement if such termination or amendment would materially, adversely affect Licensee’s rights under this Agreement with respect to the Licensed Patents.

2.9Section 365(n) of the Bankruptcy Code. All rights and licenses granted to Licensee or Licensor under or pursuant to this Agreement are and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”) or any comparable law outside the United States, licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code and any comparable law outside the United States.

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ARTICLE 3: CONSIDERATION

3.1Upfront Fee. In partial consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay Licensor an initial fee of [***], which shall be payable as follows: (a) [***] upon the Effective Date; and (b) [***]within six (6) months of the Effective Date; provided that any unpaid portion of the initial fee shall be immediately payable upon termination of this Agreement.

3.2Additional One Time Fee. In partial consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay Licensor [***], which shall be payable on or before the first of the following to occur: (a) Licenseee obtaining [***] in a Qualified Financing or series of Qualified Financings, or (b) the first anniversary of the Effective Date; provided that any unpaid portion of the additional payment shall be immediately payable upon termination of this Agreement.

3.3Indication Option Fee. In partial consideration of the Indication Option granted to Licensee under Section 2.2, Licensee shall pay Licensor [***] upon the Effective Date.

3.4Exercise of Indication Option Fee. For the Option Field for which Licensee exercises the Indication Option pursuant to Section 2.2, Licensee shall, on the date the Indication Option is exercised, pay Licensor a fee of $900,000 U.S. Dollars.

3.5Annual Maintenance Fee. In partial consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay Licensor the following on-going annual maintenance fees [***] each anniversary of the Effective Date:

(a)	For the AATD Field, [***]; and
(b)	For the Option Field for which Licensee exercises the Indication Option pursuant to Section 2.2, Licensee shall pay Licensor [***].

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3.6Milestone Fees.

3.6.1  AATD Field.

3.6.1.1Development Milestones. In partial consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay Licensor the following milestone payments one time only for only the first Licensed Product in the AATD Field to achieve each of the following milestone events:

Development Milestone	Milestone Payment
1. First treatment of the 4th human subject in a clinical trial	[***]
2. First treatment in Phase 3 Clinical Trial (i.e., first patient, first dose)	[***]
3. NDA submission in any country	[***]
4. Marketing Authorization in the United States	[***]
5. Marketing Authorization in the European Union	[***]
6. Marketing Authorization in any country or territory other than the United States and the European Union	[***]
Total (per Licensed Product in the AATD Field)	[***]

3.6.1.2For clarity, the milestone payments set forth in Section 3.6.1.1 are payable [***] with respect to only the [***] Licensed Product in the AATD Field to reach each of the foregoing milestone events, [***]. In the event that any development milestone event is met with respect to a specific Licensed Product prior to the satisfaction of any prior milestone event with respect to the applicable Licensed Product, then Licensee shall also pay the amount due for occurrence of all prior milestone events not previously paid with respect to the applicable Licensed Product upon meeting the applicable development milestone (e.g., if an NDA is submitted prior to dosing of a first patient in a Phase 3 Clinical Trial, Licensee shall pay Licensor [***] upon NDA submission).

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3.6.2  Option Field.

3.6.2.1Development Milestones. In partial consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay Licensor the following milestone payments one time only for the first Licensed Product in the Option Field licensed by Licensee in accordance with Section 2.2 which achieves each of the following milestone events:

Development Milestone	Milestone Payment
1. First treatment of a human subject in a clinical trial (i.e., first patient, first dose)	[***]
2. First treatment in Phase 3 Clinical Trial (i.e., first patient, first dose)	[***]
3. NDA submission in any country	[***]
4. Marketing Authorization in the United States	[***]
5. Marketing Authorization in the European Union	[***]
6. Marketing Authorization in any country or territory other than the United States and the European Union	[***]
Total (per Licensed Product within the Option Field)	[***]

3.6.2.2For clarity, the milestone payments set forth in Section 3.6.2.1 are payable only [***] with respect to the [***] Licensed Product in the Option Field licensed by Licensee in accordance with Section 2.2 that achieves the milestone event, [***]. In the event that any development milestone event is met with respect to a specific Licensed Product prior to the satisfaction of any prior milestone event with respect to the applicable Licensed Product, then Licensee shall also pay the amount due for occurrence of all prior milestone events not previously paid with respect to the applicable Licensed Product upon meeting the applicable development milestone (e.g., if an NDA is submitted prior to dosing of a first patient in a Phase 3 Clinical Trial, Licensee shall pay Licensor [***] upon NDA submission).

3.7Royalties.

3.7.1  In consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay to Licensor the following royalties based upon the annual Net Sales worldwide of all Licensed Products, on a field-by field basis, in a given calendar year, subject to the reductions in royalty rates set forth in Sections 3.7.2 and 3.7.3:

Cumulative Annual Net Sales of all Licensed Products Worldwide	Royalty Percentage
Portion of Net Sales less than [***]	[***]
Portion of Net Sales between (and including) [***] through (and including) [***]	[***]
Portion of Net Sales greater than [***]	[***]

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3.7.2  Adjustment of Royalties For Licenses. On a Licensed Product-by-Licensed Product, country-by-country basis, upon the date on which the manufacture, use, sale, offer for sale or import of a Licensed Product does not infringe or is not covered by a Valid Claim existing in such country, no royalty shall be applicable to Net Sales of such Licensed Product under this Section 3.7 in such country.

3.7.3  Third Party Royalties Stacking Provision. If Licensee must obtain a license from a Third Party to avoid infringement of such Third Party’s rights in order to manufacture, use, or commercialize a given Licensed Product and if the royalties required to be paid to such Third Party for such license, together with those royalties payable to Licensor, in the aggregate, exceed [***] of Net Sales for any Licensed Product, then the royalty owed to Licensor for that Licensed Product will be reduced by an amount calculated as follows:

STACKING ROYALTY CALCULATIONS
R = (C * (A / (A+B)))

Where

R = reduction of Licensor royalty,

A = unreduced Licensor royalty,

B = sum of all Third Party royalties,

C = increment of projected total royalty above [***].

Example Calculation:

Assume:	i) all Third Party royalties = [***]
ii) unreduced Licensor royalty = [***]
iii) projected total royalty = [***]
R = ([***] - [***])*([***] / ([***] + [***]))
R = ([***] * [***])
R = [***]
Licensor Stacked Royalty = [***] - [***] = [***]

Notwithstanding the foregoing, Licensee will pay to Licensor no less than [***] of the royalties that Licensee would otherwise pay to Licensor with respect to Net Sales if there were no royalties due to Third Parties.

3.7.4  Royalty Payment Period. Licensee’s obligation hereunder for payment of a royalty under this Section 3.7 on the Net Sales of Licensed Products in a given country will end on a Licensed Product-by-Licensed Product and country-by-country basis at such time when the Licensed Product ceases to infringe or be covered by a Valid Claim within the Licensed Patents in that country.

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3.8Sublicense Fees.

3.8.1  In further consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay Licensor a percentage of any sublicense fees [***] received by Licensee or its Affiliates for the Licensed Products from any Third Party Sublicensee or from any Third Party granted any option to obtain a sublicense. The applicable percentage due to Licensor for each sublicense (or option) in the Commercial Field shall be as follows:

Event	Sublicense Fee Rate

If Licensee or its Affiliates grant a Third Party a sublicense or an option to obtain a sublicense on or before [***] if the sublicense or option relates to the AATD Field, or (ii) [***] if the sublicense or option relates to the Option Field

[***]

If Licensee or its Affiliates grant a Third Party a sublicense or an option to obtain a sublicense after the [***] if the sublicense or option relates to the AATD Field, or (ii) [***] if the sublicense or option relates to the Option Field

[***]

3.8.2  With respect to the obligations under this Section 3.8, Licensee shall not be required to submit any amounts received from a Third Party for the following:

(a)

Reimbursement or payment, in either case, of Licensee’s actual costs for research, development, patent and/or manufacturing activities performed by Licensee or its Affiliates corresponding directly to the research, development and/or manufacturing of Licensed Products pursuant to a specific agreement;

(b)	Consideration received for the purchase of an equity interest in Licensee or its Affiliates at fair market value or in the form of loans at commercially reasonable rates of interest; and
(c)	Any and all amounts paid to Licensee or its Affiliates by a Third Party Sublicensee as royalties on sales of Licensed Product sold by such Sublicensee under a sublicense agreement.

3.8.3  If Licensee or its Affiliate receives sublicense fees from Third Party Sublicensees or from any Third Party granted any option to obtain a sublicense under this Agreement in the form of non-cash consideration, then Licensee shall, at Licensor’s option, pay Licensor payments as required by this Section 3.8 in the form of the non-cash consideration received by Licensee or its Affiliates or (b) a cash payment determined based on the fair market value of such non-cash consideration. If Licensee or its Affiliate enters into any sublicense that is not an arm’s length transaction, fees due under this Section 3.8 will be calculated based on the fair market value of

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such transaction, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business, as determined jointly and in good faith by Licensor and Licensee based on transactions of a similar type and standard industry practice, if any.

3.8.4  To the extent Licensee or its Affiliates receives payment from a Third Party relating to one or more of the milestone events set forth in the tables in Section 3.6, then the amount of the payment made to Licensor under such Section 3.6 with respect to such milestone event shall not be deemed sublicense fees under this Section 3.8; instead, the amounts due under this Section 3.8 shall be calculated by applying the applicable sublicense fee rate set forth in Section 3.8.1 above to the sublicense fees received by Licensee or its Affiliates from such Third Party after deducting the amount of the payment under Section 3.6.

3.9Reports and Records.

3.9.1  Licensee must deliver to Licensor within [***] after the end of each Calendar Quarter after the first commercial sale of a Licensed Product a report setting forth the calculation of the royalties due to Licensor for such Calendar Quarter, including:

(a)	Number of Licensed Products included within Net Sales, listed by country;
(b)	Gross consideration for Net Sales of Licensed Product, including all amounts invoiced, billed, or received;
(c)	Qualifying costs to be excluded from the gross consideration, as described in Section 1.23, listed by category of cost;
(d)	Net Sales of Licensed Products listed by country;
(e)	A detailed accounting of any royalty reductions applied pursuant to Sections 3.7.2 and 3.7.3;
(f)	Royalties owed to Licensor, listed by category; and
(g)	The computations for any applicable currency conversions.

3.9.2  Licensee shall pay the royalties due under Section 3.7 within [***] following the last day of the Calendar Quarter in which the royalties accrue. Licensee shall send the royalty payments along with the report described in Section 3.9.1.

3.9.3  Within [***] after the occurrence of a milestone event described in Section 3.6, Licensee must deliver to Licensor a report describing the milestone event that occurred, together with a payment of the applicable amount due to Licensor pursuant to Section 3.6.

3.9.4  Within [***] after the receipt of any fees from any Third Party as described in Section 3.8, Licensee must deliver to Licensor a report describing the fees received, together with a payment of the applicable amount due to Licensor pursuant to Section 3.8.

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3.9.5  All financial reports under this Section 3.9 will be certified by the chief financial officer of Licensee.

3.9.6  Licensee shall maintain and require its Affiliates and all Sublicensees to maintain, complete and accurate books and records which enable the royalties, fees, and payments payable under this Agreement to be verified. The records must be maintained for [***] after the submission of each report under Article 3. Upon reasonable prior written notice to Licensee, Licensee and its Affiliates and all Sublicensees will provide Licensor and/or the REGENX Licensors (and their respective accountants) with access to all of the relevant books, records, and related background information required to conduct a review or audit of the royalties, fees, and payments payable to Licensor under this Agreement to be verified. Access will be made available: (a) during normal business hours; (b) in a manner reasonably designed to facilitate the auditing party’s review or audit without unreasonable disruption to Licensee’s business; and (c) no more than once each calendar year during the term of this Agreement and for a period of five (5) years thereafter. Licensee will promptly pay to Licensor the amount of any underpayment determined by the review or audit, plus accrued interest. If the review or audit determines that Licensee has underpaid any payment by [***] or more, then Licensee will also promptly pay the costs and expenses of Licensor and the REGENX Licensors and their respective accountants in connection with the review or audit.

3.10 Currency, Interest.

3.10.1  All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments to Licensor under this Agreement must be made in United States dollars.

3.10.2  If Licensee receives payment in a currency other than United States dollars for which a royalty or fee or other payment is owed under this Agreement, then (a) the payment will be converted into United States dollars at the conversion rate for the foreign currency as published in the eastern edition of the Wall Street Journal, N.Y. edition, as of the last business day of the Calendar Quarter in which the payment was received by Licensee; and (b) the conversion computation will be documented by Licensee in the applicable report delivered to Licensor under Section 3.9.

3.10.3  All amounts that are not paid by Licensee when due will accrue interest from the date due until paid at a rate equal to one point five percent (1.5%) per month (or the maximum allowed by law, if less).

3.11 Taxes and Withholding.

3.11.1  All payments hereunder will be made free and clear of, and without deduction or deferment in respect of, and Licensee shall pay and be responsible for, and shall hold Licensor harmless from and against, any taxes, duties, levies, fees, or charges, including sales, use, transfer, excise, import, and value added taxes (including any interest, penalties, or additional amounts imposed with respect thereto) but excluding withholding taxes to the extent provided in Section 3.11.2. At the request of Licensee, Licensor will give Licensee such reasonable assistance, which will include the provision of documentation as may be required by the

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relevant tax authority, to enable Licensee to pay and report and, as applicable, claim exemption from or reduction of, such tax, duty, levy, fee, or charge.

3.11.2  If any payment made by Licensee hereunder becomes subject to withholding taxes with respect to Licensor’s gross or net income under the laws of any jurisdiction, Licensee will deduct and withhold the amount of such taxes for the account of Licensor to the extent required by law and will pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to Licensor appropriate proof of payment of such withholding taxes. At the request of Licensor, Licensee will give Licensor such reasonable assistance, which will include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable Licensor to claim exemption from or reduction of, or otherwise obtain repayment of, such withholding taxes, and will upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of withholding tax.

ARTICLE 4: DILIGENCE

4.1Diligence Obligations.

4.1.1  Licensed Product Diligence Obligations. Licensee will use commercially reasonable efforts to develop, commercialize, market, promote, and sell Licensed Products in the AATD Field. Furthermore, if Licensee exercises the Indication Option granted to Licensee under Section 2.2, Licensee will use commercially reasonable efforts to develop, commercialize, market, promote, and sell Licensed Products in the Option Field for which Licensee exercised an Indication Option. Commercially reasonable efforts means efforts equivalent to those utilized by [***]. Without limiting the foregoing, if Licensee exercises an Indication Option granted to Licensee under Section 2.2, Licensee shall have an Investigational New Drug application accepted by the FDA, or an application equivalent to an Investigational New Drug application accepted by the European Medicines Agency (or any successor entity thereto), for a Licensed Product in the Option Field for which Licensee has exercised an Indication Option by no later than [***]after the Grant Date for the Option Field; provided, however, that, if Licensee expects not to achieve this milestone on or before the specified deadline, Licensee may pay Licensor an extension fee of [***] on or before such deadline and the deadline shall then be extended by an additional [***]. Licensee will only be entitled to [***] of this milestone and Licensee will provide Licensor written notice within [***] of achieving this milestone.

4.1.2  Financing Diligence Obligations. Licensee shall raise an aggregate of at least [***] in a Qualified Financing or a series of Qualified Financings by no later than [***] after the Effective Date (the “Financing Term”).

4.2Reporting. Within [***] after the Effective Date and within [***] of each December 1 thereafter, Licensee shall provide Licensor with written progress reports, setting forth in such detail as Licensor may reasonably request, the progress of the development, evaluation, testing, and commercialization of each Licensed Product. Licensee will also notify Licensor within [***] of the first commercial sale by Licensee, its Affiliates, or any Sublicensees of each Licensed Product. Such a report (“Development Progress Report”), setting forth (i) the current stage of development of Licensed Products, and (ii) until such time as Licensee has raised at least

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$10,000,000 U.S. Dollars in a Qualified Financing or a series of Qualified Financings, progress reports with respect to any completed or contemplated Qualified Financing. Development Progress Reports shall also include:

4.2.1  Date of Development Progress Report and time covered by such report;

4.2.2  Major activities and accomplishments completed by Licensee, its Affiliates, and any Sublicensees relating directly to the Licensed Product since the last Development Progress Report;

4.2.3  Significant research and development projects relating directly to the Licensed Product currently being performed by Licensee, its Affiliates, and any Sublicensees and good faith, but non-binding, projected dates of completion;

4.2.4  A development plan covering the next two (2) years at least, which will include future development activities to be undertaken by Licensee, its Affiliates, or any Sublicensees during the next reporting period relating directly to the Licensed Product, Licensee’s strategy to bring the Licensed Product to commercialization, and good faith, but non-binding, projected timeline for completing the necessary tasks to accomplish the goals of the strategy;

4.2.5  Projected total development remaining before product launch of each Licensed Product; and

4.2.6  Summary of significant development efforts using the Licensed Patents being performed by Third Parties, including the nature of the relationship between Licensee and such Third Parties.

4.3Development Plans. Following receipt by Licensor of each development plan, Licensor will promptly notify Licensee of any comments or requested revisions, and the Parties will thereupon negotiate any appropriate revisions in good faith.

4.4Confidential Information. The Parties agree that Development Progress Reports shall be deemed Licensee’s Confidential Information; provided that Licensor may share a copy of such reports with the REGENX Licensors under confidentiality.

4.5Improvements. Simultaneously with the Development Progress Report, Licensee shall deliver a detailed description of any Licensee Inventions and any Licensed Back Improvements, if not previously provided pursuant to Section 2.7.3, which shall be Licensee’s Confidential Information.

ARTICLE 5: CONFIDENTIALITY

5.1Treatment of Confidential Information. Each Party, as a receiving party (a “Receiving Party”), agrees that it will (a) treat Confidential Information received by or on behalf of the other Party under this Agreement (the “Disclosing Party”) as strictly confidential; (b) not disclose such Confidential Information to Third Parties without the prior written consent of the Disclosing Party, except as may be permitted in this Agreement; provided that any disclosure permitted hereunder shall be under confidentiality agreements with provisions at least as stringent as those

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contained in this Agreement; and (c) not use such Confidential Information for purposes other than those authorized expressly in this Agreement. The Receiving Party agrees to ensure that its employees who have access to Confidential Information are obligated in writing to abide by confidentiality obligations at least as stringent as those contained under this Agreement.

5.2Public Announcements.

5.2.1  The Parties agree they will release a joint press release in the form attached hereto as Exhibit B. Except as provided in Section 5.2.2, any other press releases by either Party with respect to the other Party or any other public disclosures concerning the existence of or terms of this Agreement shall be subject to review and approval by the other Party. Once the joint press release or any other written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

5.2.2  Notwithstanding Section 5.2.1, Licensor has the right to publish (through press releases, scientific journals, or otherwise) and refer to any clinical, regulatory, or research results related to Licensee’s Licensed Product that have been publicly disclosed by Licensee, including referring to Licensee by name as a licensee of Licensor, which publication or referral by Licensor shall not require the prior consent of Licensee, but Licensor will provide Licensee with a copy of any such publications or referrals two business days prior to release.

5.3Authorized Disclosure. Notwithstanding the provisions of Section 5.1 or 5.2, either Party may disclose the other’s Confidential Information or make such a disclosure of the existence of and/or terms of this Agreement to any [***]; provided that, in each case, such recipient of Confidential Information is obligated to keep such information confidential on terms no less stringent than those set forth in this Agreement. Furthermore, Licensee agrees that Licensor may share a copy of this Agreement, reports and notices provided by Licensee to Licensor pursuant to the terms of this Agreement, and copies of sublicense agreements provided to Licensor hereunder, with the REGENX Licensors to the extent required by the GSK Agreement and Penn Agreement, under confidentiality. In the event that the Receiving Party receives service of legal process that purports to compel disclosure of the Disclosing Party’s Confidential Information or becomes obligated by law, rule, regulation or rules of a securities exchange to disclose the Confidential Information of the Disclosing Party or the existence of or terms of this Agreement to any governmental authority, then, to the extent legally permitted, the Receiving Party shall promptly notify the Disclosing Party, so that the Disclosing Party may seek an appropriate protective order or other remedy with respect to narrowing the scope of such requirement and/or waive compliance by the Receiving Party with the provisions of this Agreement. The Receiving Party will, at the Disclosing Party’s request and expense, provide the Disclosing Party with reasonable assistance in obtaining such protective order or other remedy. If, in the absence of such protective order or other remedy, the Receiving Party is nonetheless required by law, rule, regulation or rules of a securities exchange to disclose the existence of or terms of this Agreement or other Confidential Information of the Disclosing Party, the Receiving Party may disclose such Confidential Information without liability hereunder; provided that the Receiving Party shall furnish only such portion of the Confidential Information that is legally required to be disclosed and only to the extent required by law.

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5.4Term of Confidentiality. The obligations of this Article 5 shall continue for a period of [***] following the expiration or termination of this Agreement.

ARTICLE 6: TERM AND TERMINATION

6.1Term of Agreement. This Agreement will commence on the Effective Date and continue in effect on a country-by-country, Licensed Product-by-Licensed Product basis until the expiration, lapse, abandonment, or invalidation of the last Valid Claim of the Licensed Patents to expire, lapse, become abandoned, or become unenforceable for the applicable Licensed Product, unless sooner terminated as provided in this Agreement.

6.2Termination for Failure to Exercise Option. This Agreement will terminate automatically with respect to the Option Field for which Licensee has not exercised an Indication Option at the end of the Option Term.

6.3Licensee’s Right to Terminate. Licensee may, upon six (6) months prior written notice to Licensor, terminate this Agreement for any reason, with or without cause. In exercising such termination right, Licensee may terminate the Agreement in its entirety or, if desired, Licensee may specify in the written notice that this Agreement is terminating only with respect to one or more of the fields within the Commercial Field.

6.4Termination for Breach.

6.4.1  Licensor may terminate this Agreement, if Licensee is late in paying to Licensor royalties, fees, or any other monies due under this Agreement, and Licensee does not pay Licensor in full within fifteen (15) days upon written demand from Licensor, which termination shall be effective immediately upon the expiration of such fifteen (15)-day cure period.

6.4.2  Either Party may terminate this Agreement, if the other Party materially breaches this Agreement and does not cure such material breach within thirty (30) days after written notice of the breach, which termination shall be effective immediately upon the expiration of such thirty (30)-day cure period.

6.5Termination for Insolvency.

6.5.1  Licensor may terminate this Agreement, effective immediately upon written notice to Licensee, if Licensee, any of its Affiliates, or any Sublicensees experiences any Trigger Event.

6.5.2  For purposes of this Section 6.5, “Trigger Event” means any of the following: (a) if Licensee, any Affiliate, or any Sublicensee, as applicable, (i) becomes insolvent, becomes bankrupt, or generally fails to pay its debts as such debts become due, (ii) is adjudicated insolvent or bankrupt, (iii) admits in writing its inability to pay its debts, (iv) suffers the appointment of a custodian, receiver, or trustee for it or its property and, if appointed without its consent, is not discharged within thirty (30) days, (v) makes an assignment for the benefit of creditors, or (vi) suffers proceedings being instituted against it under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment, or release of debtors and, if contested by it, not dismissed or stayed within ten days; (b) the institution or

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commencement by Licensee, any Affiliate, or any Sublicensee, as applicable, of any proceeding under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment, or release of debtors; (c) the entering of any order for relief relating to any of the proceedings described in Section 6.5.2(a) or (b) above; (d) the calling by Licensee, any Affiliate, or any Sublicensee, as applicable, of a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (e) the act or failure to act by Licensee, any Affiliate, or any Sublicensee, as applicable, indicating its consent to, approval of, or acquiescence in any of the proceedings described in Section 6.5.2(b) through (d) above.

6.6Patent Challenge.

6.6.1  Licensor may terminate this Agreement, effective immediately upon written notice to Licensee, upon the commencement by Licensee, any of its Affiliates or any Sublicensees of a Patent Challenge.

6.6.2  For purposes of this Section 6.6, “Patent Challenge” means any action against Licensor, The Trustees of the University of Pennsylvania, or the REGENX Licensors, including an action for declaratory judgment, to declare or render invalid or unenforceable the Licensed Patents, or any claim thereof.

6.7Effects of Termination. The effect of termination pursuant to Section 6.2, by Licensee pursuant to Section 6.3, by either Party, as applicable, under Section 6.4, or by Licensor pursuant to Section 6.5 or 6.6 shall be as follows; provided that for any termination with respect to a particular field in the Commercial Field, then the following provisions shall apply only with respect to such field:

6.7.1  The licenses granted by Licensor hereunder shall terminate, and Licensee, its Affiliates, and (unless the sublicense agreement is assigned pursuant to Section 6.7.2) all Sublicensees shall cease to make, have made, use, import, sell, and offer for sale all Licensed Products and shall cease to otherwise practice the Licensed Patents; provided that Licensee, its Affiliates, and Sublicensees shall have the right to continue to sell their existing inventories of Licensed Products for a period not to exceed [***] after the effective date of such termination;

6.7.2  At Licensor’s request, Licensee shall assign to Licensor any or all sublicenses granted to Third Parties to the extent of the rights licensed to Licensee hereunder and sublicensed to the Sublicensee unless the Sublicensee notifies Licensor in writing that the Sublicensee does not wish such sublicense to be so assigned (in which case such sublicense shall terminate); provided that (i) prior to such assignment, Licensee shall advise Licensor whether such Sublicensee is then in full compliance with all terms and conditions of its sublicense and continues to perform thereunder, and, if such Sublicensee is not in full compliance or is not continuing to perform, Licensor may elect not to have such sublicense assigned; and (ii) following such assignment, Licensor shall not be liable to such Sublicensee with respect to any obligations of Licensee to the Sublicensee that are not consistent with, or not required by, Licensor’s obligations to Licensee under this Agreement; and all sublicenses not requested to be assigned to Licensor shall terminate;

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6.7.3  If termination is by Licensee pursuant to Section 6.3 or by Licensor pursuant to Section 6.4, 6.5 or 6.6, Licensee shall grant, and hereby grants to Licensor a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, transferable, sublicensable license under any patentable modifications or improvements (and any intellectual property rights with respect thereto) developed by Licensee or any Affiliates (during the term of and pursuant to this Agreement) or by any Sublicensees (during the term of and pursuant to any sublicense agreement with such Sublicensee) to any vector that is the subject of a claim within any of the Licensed Patents, for use by Licensor for the research, development, and commercialization of products in any therapeutic indication;

6.7.4  Licensee shall pay all monies then-owed to Licensor under this Agreement;

6.7.5  Each. Receiving Party shall, at the Disclosing Party’s request, return all Confidential information of the Disclosing Party. Notwithstanding the foregoing, one copy may be kept by either Party for a record of that Party’s obligations; and

6.7.6  If termination is only with respect to a particular field within the Commercial Field, but not all fields within the Commercial Field, then the provisions of this Section 6.7 shall only apply with respect to the terminated field(s), and this Agreement shall continue with respect to the non-terminated field(s) within the Commercial Field.

6.8Survival. Licensee’s obligation to pay all monies due and owed to Licensor under this Agreement which have matured as of the effective date of termination or expiration shall survive the termination or expiration of this Agreement. In addition, the provisions of Section 2.3, (Retained Rights), Section 2.4 (Government Rights), Section 2.6 (Non-Exclusive License Under Licensee Inventions), Section 2.7 (Improvements), Article 3 (Consideration) (with respect to any final reports or to the extent any amounts are due but unpaid), Section 3.9 (Reports and Records), Section 4.4 (Confidential Information), Article 5 (Confidentiality), Article 6 (Term and Termination), Section 8.3 (Disclaimer of Warranties, Damages), Section 8.4 (Indemnification), Section 8.5 (Insurance), Article 9 (Use of Name), and Article 10 (Additional Provisions) shall survive such termination or expiration of this Agreement in accordance with their respective terms.

ARTICLE 7: PATENT MAINTENANCE; PATENT INFRINGEMENT

7.1Prosecution of Licensed Patents. As between Licensor and Licensee, but subject to any obligations of Licensor to the REGENX Licensors, the Parties agree as follows:.

7.1.1  Licensor shall have the sole right, but not the obligation, to Prosecute patent applications and issued patents within Licensed Patents, in Licensor’s sole discretion.

7.1.2  Nothing in this Agreement obligates Licensor to continue to Prosecute any patent  applications or issued patents, and Licensee acknowledges that Licensor shall have no obligation to undertake any inter-party proceedings, such as oppositions or interferences, or to undertake any re-examination or re-issue proceedings, in either case, with respect to the Licensed Patents.

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7.2Infringement Actions Against Third Parties.

7.2.1  Licensee is responsible for notifying the Licensor promptly of any infringement of Licensed Patents (other than Retained Rights) that may come to Licensee’s attention, including any “patent certification” filed in the United States under 21 U.S.C. § 355(b)(2) or 21 U.S.C. § 355(j)(2) or similar provisions in other jurisdictions alleging the invalidity, unenforceability or non-infringement of any Licensed Patents, and any notification received pursuant to subsection (k) of 42 U.S.C. § 262 for any Licensed Product that becomes a “reference product.”

7.2.2  As between Licensor and Licensee, but subject to any obligations of Licensor to the REGENX Licensors, Licensor shall have the sole right, but not the obligation, to prosecute any such infringement at its [***] recovered in connection therewith. In any action to enforce any of the Licensed Patents, Licensee, at the request and expense of Licensor, shall cooperate to the fullest extent reasonably possible, including in the event that, if Licensor is unable to initiate or prosecute such action solely in its own name, Licensee shall join such action voluntarily and shall execute all documents necessary to initiate litigation to prosecute, maintain, and settle such action. Nothing in this Agreement obligates Licensor to bring or prosecute lawsuits against Third Parties for infringement of any Licensed Patents.

7.2.3  Licensee shall have no right to undertake prosecution of any such infringement.

7.3Defense of Infringement Claims. In the event Licensee or Licensor becomes aware that Licensee’s or any of its Affiliates’ or any Sublicensees’ practice of the Licensed Patents is the subject of a claim for patent infringement by a Third Party, that Party shall promptly notify the other, and the Parties shall consider the claim and the most appropriate action to take. Licensee shall cause each of its Affiliates and each Sublicensee to notify Licensee promptly in the event such entity becomes aware that its practice of the Licensed Patents is the subject of a claim of patent infringement by another. To the extent Licensor takes any action, Licensor (or the REGENX Licensors) shall have the right to require Licensee’s reasonable cooperation in any such suit, upon written notice to Licensee; and Licensee shall have the obligation to participate upon Licensor’s request, in which event, Licensor shall bear the cost of Licensee’s participation. Without Licensor’s prior written permission, Licensee must not settle or compromise any such suit in a manner that imposes any material obligations or restrictions on Licensor or the REGENX Licensors or grants any rights to the Licensed Patents other than rights that Licensee has the right to grant under this Agreement.

ARTICLE 8: REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

8.1Representations and Warranties by Licensor. Licensor represents and warrants to Licensee as of the Effective Date:

8.1.1  Licensor has the right, power, and authority to enter into this Agreement and to grant to Licensee the licenses specified in this Agreement;

8.1.2  This Agreement when executed shall become the legal, valid, and binding obligation of it, enforceable against it, in accordance with its terms.

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8.1.3  There are no actions, suits, proceedings, or arbitrations pending, or to Licensor’s knowledge, threatened against Licensor relating to the Licensed Patents that would be inconsistent with the rights granted to Licensee under this Agreement;

8.1.4  To Licensor’s knowledge, (a) the Licensed Patents are solely owned by the Trustees of the University of Pennsylvania, and (b) no Third Party (other than REGENX Licensors) has any right, interest, or claim in or to such Licensed Patents with respect to the AATD Field or the Option Field that are inconsistent with those granted to Licensee with respect to the AATD Field or the Option Field;

8.1.5  To Licensor’s knowledge, no Third Party is infringing any of the Licensed Patents in a manner that is inconsistent with the scope of rights granted to Licensee with respect to the AATD Field or the Option Field; and

8.1.6  Licensor has not received any written notice from any Third Party patentee alleging infringement of such Third Party’s patents by the practice of the Licensed Patents with respect to the AATD Field or the Option Field.

8.2Representations and Warranties by Licensee. Licensee represents and warrants to Licensor as of the Effective Date that:

8.2.1  Licensee has the right, power, and authority to enter into this Agreement and to grant the licenses granted by it hereunder;

8.2.2  This Agreement when executed shall become the legal, valid, and binding obligation of it, enforceable against it, in accordance with its terms;

8.2.3  Licensee has the ability and the resources, including financial resources, necessary to carry out its obligations under this Agreement.

8.2.4  There are no actions, suits, proceedings, or arbitrations pending or, to Licensee’s knowledge, threatened against Licensee that would impact activities under this Agreement; and

8.2.5  Licensee is not, in any material respect, in violation or default of any provision of its certificate of incorporation or its bylaws.

8.3Disclaimer of Warranties, Damages. EXCEPT AS SET FORTH IN SECTION 8.1, THE LICENSED PATENTS, LICENSED PRODUCTS, AND ALL RIGHTS LICENSED UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS, AND LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT THERETO. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8.1, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED REPRESENTATIONS AND WARRANTIES, (i) OF COMMERCIAL UTILITY, ACCURACY, COMPLETENESS, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR ENFORCEABILITY OF THE LICENSED PATENTS, AND PROFITABILITY; OR (ii) THAT THE USE OF THE LICENSED PATENTS OR LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT,

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TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF THIRD PARTIES. EXCEPT AS SET FORTH HEREIN, NONE OF LICENSOR OR EITHER OF THE REGENX LICENSORS SHALL BE LIABLE TO LICENSEE, LICENSEE’S SUCCESSORS OR ASSIGNS, ANY SUBLICENSEES, OR ANY THIRD PARTY WITH RESPECT TO: (a) ANY CLAIM ARISING FROM USE OF THE LICENSED PATENTS, LICENSED PRODUCTS, AND ANY OR ALL RIGHTS LICENSED UNDER THIS AGREEMENT OR FROM THE DEVELOPMENT, TESTING, MANUFACTURE, USE, OR SALE OF LICENSED PRODUCTS; OR (b) ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ANY ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 8.3 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 8.4 OR TO LIMIT A PARTY’S LIABILITY FOR BREACHES OF ITS OBLIGATION REGARDING CONFIDENTIALITY UNDER ARTICLE 5.

8.4Indemnification.

8.4.1  By Licensee. Licensee shall defend, indemnify, and hold harmless Licensor, the REGENX Licensors, and their respective shareholders, members, officers, trustees, faculty, students, contractors, agents, and employees (individually, a “Licensor Indemnified Party” and, collectively, the “Licensor Indemnified Parties”) from and against any and all Third Party liability, loss, damage, action, claim, fee, cost, or expense (including attorneys’ fees) (individually, a “Third Party Liability” and, collectively, the “Third Party Liabilities”) suffered or incurred by the Licensor Indemnified Parties from claims of such Third Parties to the extent that such claims result from or arise out of: [***]; provided, however, that Licensee shall not be liable for claims to the extent based on (1) any breach by Licensor of the representations, warranties, or obligations of Licensor under this Agreement or (2) the gross negligence or intentional misconduct of any of the Licensor Indemnified Parties. Without limiting the foregoing, but subject to clauses (1) and (2) above, Licensee must defend, indemnify, and hold harmless the Licensor Indemnified Parties from and against any Third Party Liabilities resulting from:

(a)	any [***] or other claim of any kind related to the [***] by a Third Party of a Licensed Product that was [***] by Licensee, its Affiliates, any Sublicensees, their respective assignees, or vendors;
(b)	any claim by a Third Party that the [***]; and
(c)

[***] conducted by or on behalf of Licensee, its Affiliates, any Sublicensees, their respective assignees, or vendors relating to the Licensed Patents or Licensed Products, including any claim by or on behalf of a [***].

8.4.2  By Licensor. Licensor shall defend, indemnify, and hold harmless Licensee, its shareholders, members, officers, contractors, agents, and employees (individually, a “Licensee

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Indemnified Party” and, collectively, the “Licensee Indemnified Parties”) from and against any and all Third Party Liabilities suffered or incurred by the Licensee Indemnified Parties from claims of such Third Parties to the extent that such claims result from or arise out of: [***]; provided, however, that Licensor shall not be liable for claims to the extent based on (1) any breach by Licensee of the representations, warranties, or obligations of Licensee under this Agreement or (2) the gross negligence or intentional misconduct of any of the Licensee Indemnified Parties.

8.4.3  Indemnification Procedure. Each Party, as an indemnifying party (an “Indemnifying Party”), shall not be permitted to settle or compromise any claim or action giving rise to Third Party Liabilities in a manner that imposes any restrictions or obligations on any indemnified party (an “Indemnified Party”) without the Indemnified Party’s prior written consent or, if Licensee is the Indemnifying Party, that imposes any restrictions or obligations on Licensor’s direct or indirect licensors or grants any rights to the Licensed Patents or Licensed Products other than those Licensee has the right to grant under this Agreement without Licensor’s prior written consent. The Indemnifying Party shall be permitted to control any litigation or potential litigation involving the defense of any claim subject to indemnification pursuant to this Section 8.4, including the selection of counsel, with the reasonable approval of the Indemnified Party. Upon the Indemnifying Party’s reasonable request, the Indemnified Parties will reasonably cooperate with the Indemnifying Party in the defense and settlement of any such claim, at the Indemnifying Party’s cost and expense. If an Indemnifying Party fails or declines to assume the defense of any such claim or action within [***] after notice thereof, the Indemnified Party may assume the defense of such claim or action at the cost and risk of the Indemnifying Party, and any Third Party Liabilities related thereto shall be conclusively deemed a Third Party Liability of the Indemnifying Party. The indemnification rights of an Indemnified Party contained in this Agreement are in addition to all other rights that such Indemnified Party may have at law or in equity or otherwise. The Indemnifying Party will pay directly all Third Party Liabilities incurred for defense or negotiation of any claim hereunder or will reimburse the Indemnified Party for all documented Third Party Liabilities incident to the defense or negotiation of any such claim within [***] after the Indemnifying Party’s receipt of invoices for such fees, expenses, and charges.

8.5Insurance. Licensee will procure and maintain insurance policies for the following coverages with respect to product liability, personal injury, bodily injury, and property damage arising out of Licensee’s (and its Affiliates’ and any Sublicensees’) performance under this Agreement: (a) during the term of this Agreement, comprehensive general liability, including broad form and contractual liability, in a minimum amount of [***] combined single limit per occurrence (or claim) and in the aggregate annually; (b) prior to the commencement of clinical trials involving Licensed Products and thereafter for a period of not less than [***] (or such longer period as Licensee is required by applicable law to continue to monitor the participants in the clinical trial), clinical trials coverage in amounts that are reasonable and customary in the U.S. pharmaceutical industry, subject always to a minimum limit of $3,000,000 combined single limit per occurrence (or claim) and in the aggregate annually; and (c) from prior to the first commercial sale of a Licensed Product until [***] after the last sale of a Licensed Product, product liability coverage, in amounts that are reasonable and customary in the U.S. pharmaceutical industry, subject always to a minimum limit of [***] combined single limit per occurrence (or claim) and in the aggregate annually. Licensor may review periodically the

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adequacy of the minimum amounts of insurance for each coverage required by this Section 8.5, and Licensor reserves the right to require Licensee to adjust the limits accordingly. The required minimum amounts of insurance do not constitute a limitation on Licensee’s liability or indemnification obligations to the Licensor Indemnified Parties under this Agreement. The policies of insurance required by this Section 8.5 will be issued by an insurance carrier with an A.M. best rating of [***] or better and will name Licensor as an additional insured with respect to Licensee’s performance (and its Affiliates’ and any Sublicensees’) under this Agreement. Licensee will provide Licensor with insurance certificates evidencing the required coverage within [***] after the Effective Date and the commencement of each policy period and any renewal periods. Each certificate will provide that the insurance carrier will notify Licensor in writing at least [***] prior to the cancellation or material change in coverage. Licensee will cause all Sublicensees to comply with the terms of this Section 8.5 to the same extent as Licensee.

ARTICLE 9: USE OF NAME

Licensee, its Affiliates, any Sublicensees, and all of its and their employees and agents must not use Licensor’s, the University of Pennsylvania’s, or SmithKline Beecham Corporation’s name, seal, logo, trademark, or service mark (or any adaptation thereof) or the name, seal, logo, trademark, or service mark (or any adaptation thereof) of any of such entities’ representative, school, organization, employee, or student in any way without the prior written consent of Licensor or such entity, as applicable, unless required to do so pursuant to applicable law, rule, regulation or rules of a securities exchange; provided, however that Licensee may acknowledge the existence and general nature of this Agreement, subject to Section 5.2.1.

ARTICLE 10: ADDITIONAL PROVISIONS

10.1Relationship. Nothing in this Agreement shall be deemed to establish a relationship of principal and agent between Licensee and Licensor, nor any of their agents or employees for any purpose whatsoever, nor shall this Agreement be construed as creating any other form of legal association or arrangement which would impose liability upon one Party for the act or failure to act of the other Party.

10.2 Assignment. The rights and obligations of Licensee and Licensor hereunder shall inure to the benefit of, and shall be binding upon, their respective permitted successors and assigns. Licensee may not assign or otherwise transfer (by operation of law or otherwise) this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Licensor which consent is in the absolute discretion of Licensor; provided, however, Licensee shall be permitted to assign or otherwise transfer (by operation of law or otherwise ) this Agreement without Licensor’s consent, (a) to any Affiliate; or (b) in connection with a Change of Control; provided that, as part of any permitted assignment or transfer, Licensee: (i) requires any assignee, transferee, or successor to agree in writing to be legally bound by this Agreement to the same extent as Licensee and provides Licensor with a copy of such undertaking; (ii) provides Licensor with written notice of the assignment or transfer to Licensor within five (5) days of the consummation of the transaction resulting in the assignment or transfer; (iii) in the event of a Change of Control of Licensee, provides Licensor with redacted copies of the transaction documents resulting in a Change of Control of Licensee within five (5) days of the

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consummation of the transaction; and (iv) in the event of an assignment or transfer to an Affiliate, remains responsible for the performance of this Agreement by such Affiliate. Notwithstanding anything to the contrary in this Agreement, for clarity, in case of a Licensee Change of Control, in no event shall any intellectual property rights owned or controlled by the acquirer or its Affiliates immediately prior to such Licensee Change of Control be included in any of the licenses granted to Licensor under this Agreement. Licensor may assign this Agreement and its rights and obligations without the consent of Licensee. No assignment shall relieve the assigning Party of responsibility for the performance of any accrued obligations which it has prior to such assignment. Any attempted assignment by Licensee in violation of this Section 10.2 shall be null and void and of no legal effect.

10.3 Waiver. A waiver by either Party of a breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of that provision or a waiver of any breach of any other provision of this Agreement.

10.4 Notices. Notices, payments, statements, reports, and other communications under this Agreement shall be in writing and shall be deemed to have been received as of the date received if sent by public courier (e.g., Federal Express), by Express Mail, receipt requested, by facsimile or electronic mail (with a copy of such facsimile or electronic mail also sent by one of the other methods of delivery) and addressed as follows:

If for Licensor:

REGENXBIO Inc.

9712 Medical Center Drive, Suite 100

Rockville, MD 20850

USA

Attn: Chief Executive Officer

Telephone: 240-552-8181

Facsimile: 240-652-9692

If for Licensee:

Annapurna Therapeutics

3711 Market Street Suite 800

Philadelphia PA 19104

Attn: Amber Salzman, PhD, CEO

[***]

with a copy to: REGENXBIO Inc. 9712 Medical Center Drive, Suite 100 Rockville, MD 20850 USA Attn: General Counsel Telephone: 240-552-8181 Facsimile: 240-652-9692

Either Party may change its official address upon written notice to the other Party in accordance with this Section 10.4.

General communications required under this Agreement (including notices under Sections 2.2, 2.5.2, 2.7.3, 3.9, 4.1, 4.2, 4.3, 7.1, 7.2, 8.5, and 10.2 and notices of changes of address under this Section 10.4) may be sent by any of the means outlined in the first sentence of this Section 10.4 or a copy of the notice letter may be sent by electronic mail (without the requirement of a copy being sent by

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another means; provided that the receiving Party has confirmed receipt of such electronic mail); however, communications related to requests for disclosures of Confidential Information, breaches or termination of this Agreement, indemnification, and dispute resolution (including notices under Sections 5.2, 6.3, 6.4, 6.5, 6.6, 8.4, and 10.6) must be sent by one of the means outlined in the first sentence of this Section 10.4.

10.5 Applicable Law. This Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to conflict of law provisions that may require the application of the laws of another jurisdiction. Subject to Section 10.6, the Parties hereby submit to the exclusive jurisdiction of and venue in the courts located in the State of New York with respect to any and all disputes concerning the subject of this Agreement.

10.6 Dispute Resolution.

10.6.1 Arbitration. In the event of any controversy or claim arising out of or relating to this Agreement, the Parties shall first attempt to resolve such controversy or claim through good faith negotiations for a period of not less than thirty (30) days following notification of such controversy or claim to the other Party. If such controversy or claim cannot be resolved by means of such negotiations during such period, then such controversy or claim shall be resolved by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA in effect on the date of commencement of the arbitration, subject to the provisions of this Section 10.6. The arbitration shall be conducted as follows:

10.6.1.1The arbitration shall be conducted by three arbitrators, each of whom by training, education, or experience has knowledge of the research, development, and commercialization of biological therapeutic products in the United States. The arbitration shall be conducted in English and held in New York, New York.

10.6.1.2In its demand for arbitration, the Party initiating the arbitration shall provide a statement setting forth the nature of the dispute, the names and addresses of all other parties, an estimate of the amount involved (if any), the remedy sought, otherwise specifying the issue to be resolved, and appointing one neutral arbitrator. In an answering statement to be filed by the responding Party within [***] after confirmation of the notice of filing of the demand is sent by the AAA, the responding Party shall appoint one neutral arbitrator. Within [***] from the date on which the responding Party appoints its neutral arbitrator, the first two arbitrators shall appoint a chairperson.

10.6.1.3If a Party fails to make the appointment of an arbitrator as provided in Section 10.6.1.2, the AAA shall make the appointment. If the appointed arbitrators fail to appoint a chairperson within the time specified in Section 10.6.1.2 and there is no agreed extension of time, the AAA shall appoint the chairperson.

10.6.1.4The arbitrators will render their award in writing and, unless all Parties agree otherwise, will include an explanation in reasonable detail of the reasons for their award. Judgment upon the award rendered by the arbitrators may be entered in any

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court having jurisdiction thereof, including in the courts described in Section 10.5. The arbitrators will have the authority to grant injunctive relief and other specific performance; provided that the arbitrators will have no authority to award damages in contravention of this Agreement, and each Party irrevocably waives any claim to such damages in contravention of this Agreement. The arbitrators will, in rendering their decision, apply the substantive law of the State of New York, without giving effect to conflict of law provisions that may require the application of the laws of another jurisdiction. The decision and award rendered by the arbitrators will be final and non-appealable (except for an alleged act of corruption or fraud on the part of the arbitrator).

10.6.1.5The Parties shall use their reasonable efforts to conduct all dispute resolution procedures under this Agreement expeditiously, efficiently, and cost-effectively.

10.6.1.6All expenses and fees of the arbitrators and expenses for hearing facilities and other expenses of the arbitration will be borne equally by the Parties unless the Parties agree otherwise or unless the arbitrators in the award assess such expenses against one of the Parties or allocate such expenses other than equally between the Parties. Each of the Parties will bear its own counsel fees and the expenses of its witnesses except to the extent otherwise provided in this Agreement or by applicable law.

10.6.1.7Compliance with this Section 10.6 is a condition precedent to seeking relief in any court or tribunal in respect of a dispute, but nothing in this Section 10.6 will prevent a Party from seeking equitable or other interlocutory relief in the courts of appropriate jurisdiction, pending the arbitrators’ determination of the merits of the controversy, if applicable to protect the confidential information, property, or other rights of that Party or to otherwise prevent irreparable harm that may be caused by the other Party’s actual or threatened breach of this Agreement.

10.7 No Discrimination. Licensee and its Affiliates, and Licensee shall use reasonable efforts to require that any Sublicensees, in their respective activities under this Agreement, shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual, or affectional preference, age, religion, national, or ethnic origin, handicap, or because he or she is a disabled veteran or a veteran (including a veteran of the Vietnam Era).

10.8 Compliance with Law. Licensee (and its Affiliates’ and any Sublicensees’) must comply with all prevailing laws, rules, and regulations that apply to its activities or obligations under this Agreement. Without limiting the foregoing, it is understood that this Agreement may be subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities, articles, and information, including the Arms Export Control Act as amended in the Export Administration Act of 1979 and that Licensee’s obligations are contingent upon compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of such agency. Licensor neither represents that a license is not required nor that, if required, it will issue.

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10.9 Entire Agreement. This Agreement, together with all exhibits hereto, embody the entire understanding between the Parties relating to the subject matter hereof and supersede all prior understandings and agreements, whether written or oral, including that certain Mutual Non-Disclosure Agreement dated May 15, 2015 between Licensor and AAVLife SAS. All “Confidential Information” (as defined in such Mutual Non-Disclosure Agreement) disclosed by one Party to the other Party pursuant to such Mutual Non-Disclosure Agreement shall be deemed “Confidential Information” of such disclosing Party under this Agreement (unless and until it falls within one of the exclusions set forth in Section 1.9). This Agreement may not be varied except by a written document signed by duly authorized representatives of both Parties.

10.10 Marking. Licensee, its Affiliates, and any Sublicensees shall mark any Licensed Product (or their containers or labels) made, sold, or otherwise distributed by it or them with any notice of patent rights necessary or desirable under applicable law to enable the Licensed Patents to be enforced to their full extent in any country where Licensed Products are made, used, sold, offered for sale, or imported.

10.11 Severability and Reformation. If any provision of this Agreement is held to be invalid or unenforceable by the arbitrators or a court of competent jurisdiction, then such invalid or unenforceable provision will be automatically revised to be a valid or enforceable provision that comes as close as permitted by law to the Parties’ original intent; provided that, if the Parties cannot agree upon such valid or enforceable provision, the remaining provisions of this Agreement will remain in full force and effect, unless the invalid or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid or unenforceable provisions.

10.12 Further Assurances. Each Party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all other reasonable acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.13 Interpretation; Construction. The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement. In this Agreement, unless the context requires otherwise, (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine, and neuter pronouns and expressions shall be interchangeable; (d) the words “herein” or “hereunder” relate to this Agreement; (e) “or” is disjunctive but not necessarily exclusive; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) all references to “dollars” or “$” herein shall mean U.S. Dollars; (h) unless otherwise provided, all reference to Sections, Articles, and exhibits in this Agreement are to Sections, Articles, and exhibits of and in this Agreement; and (i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. Business days shall mean a day on which banking institutions in Washington, D.C. are open for business. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

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10.14 Cumulative Rights and Remedies. The rights and remedies provided in this Agreement and all other rights and remedies available to either Party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. Neither asserting a right nor employing a remedy shall preclude the concurrent assertion of any other right or employment of any other remedy, nor shall the failure to assert any right or remedy constitute a waiver of that right or remedy.

10.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this License Agreement to be executed by their duly authorized representatives.

REGENXBIO INC.		ANNAPURNA THERAPEUTICS LIMITED

By:		By:
Name:	Kenneth Mills	Name:	Amber Salzman, PhD
Title:	President & CEO	Title:	CEO

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Exhibit A

Licensed Patents (AAVrh10)

Appln #	Title	Inventors	Nos	Docket
[***]	[***]	[***]	[***]	[***]

Docket	Country	Appln No	Filing Date	Patent Number	Issue Date	Pubn Number	Pub Date
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Exhibit B

Press Release

In process to be agreed to by both parties